Exhibit 4.13
SHARE SUBSCRIPTION AGREEMENT
     SHARE SUBSCRIPTION AGREEMENT (the “Agreement”), dated as of 18 April, 2011, by and among Semiconductor Manufacturing International Corporation (the “Company”), and Country Hill Limited (the “Investor”).
WHEREAS
     A. The Investor wishes to subscribe, and the Company wishes to issue, upon the terms and conditions stated in this Agreement:
(a)	an aggregate of 360,589,053 convertible preferred shares, with a nominal value of US$0.0004 per share, of the Company, the rights of which are set out in Schedule A to this Agreement (“Convertible Preferred Shares”) at a subscription price of HK$5.3900 per share; and

(b)	72,117,810 warrants for the subscription of 72,117,810 Convertible Preferred Shares (the “Warrants”), the rights relating to which are contained in the warrant agreement set out in Schedule C to this Agreement, in consideration for the agreement by the Investor to enter into this Agreement to subscribe for the Convertible Preferred Shares (the “Warrant Agreement”).
The aggregate subscription price of the 360,589,053 Convertible Preferred Shares subscribed hereunder (the “Initial Convertible Preferred Shares”) shall be US$250 million based on an exchange rate of US$1=HK$7.7743 (the “Aggregate Subscription Price”). Unless the context otherwise requires, the Initial Convertible Preferred Shares and the Warrants subscribed for shall be referred to herein as the “Securities”.
     B. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration under the U.S. Securities Act of 1933, as amended (the “1933 Act”) afforded by Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.
     NOW, THEREFORE, the Company and the Investor hereby agree as follows:

1.	SUBSCRIPTION OF THE INITIAL CONVERTIBLE PREFERRED SHARES AND THE WARRANTS
Subscription of the Initial Convertible Preferred Shares. Subject to the satisfaction or waiver of the conditions set forth in Sections 5, 6 and 7 below, the Company shall issue to the Investor, and the Investor shall subscribe for, on the Closing Date (as defined in Section 1(b)(i) below), 360,589,053 Initial Convertible Preferred Shares and 72,117,810 Warrants (the “Closing”).
          (a) Subscription Price. The Aggregate Subscription Price for the Initial Convertible Preferred Shares shall be US$250 million.
          (b) Closing.
               (i) Date and Time. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Hong Kong time, on such date as is specified by the Company and the Investor, which date shall be no later than the first Business Day after the satisfaction or waiver of the conditions to the Closing set forth in Sections 5, 6 and 7 below, at the offices of Slaughter and May, 47th Floor, Jardine House, One Connaught Place, Central, Hong Kong or at such other time, date and location as is mutually agreed in writing by the Company and the Investor.
               (ii) Payment and Delivery. On or before the Closing Date:
                    (A) the Investor shall:
(1) pay the Aggregate Subscription Price to the Company for the Initial Convertible Preferred Shares to be issued to the Investor at the Closing, by electronic bank transfer, in immediately available funds. The payment shall be made to the bank account, bank and bank address as specified by the Company in writing prior to the Closing Date; and
(2) deliver to the Company the Warrant Agreement duly executed by the Investor;
                    (B) the Company shall deliver to the Investor:
(1)	certificates in respect of the Initial Convertible Preferred Shares, respectively, duly executed on behalf of the Company and registered in the name of the Investor;

(2)	a certified register of members of the Convertible Preferred Shares of the Company, reflecting the Investor’s ownership of the relevant Convertible Preferred Shares, respectively;

(3)	copies of the board resolutions of the Company approving the entering into and execution of this Agreement and all transactions contemplated herein;

(4)	a copy of the resolution of the shareholders of the Company pursuant to Section 5(a) below;

(5)	a certificate, executed on behalf of the Company by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3A(b) as adopted by the Board, and (ii) the Articles, in the form attached hereto as Schedule B;

(6)	a certificate, executed on behalf of the Company by an authorised officer of the Company and dated as of the Closing Date, as to the conditions precedent set forth in Section 7(b) and (d) hereof;

(7)	an opinion of Conyers Dill & Pearman, Cayman Islands counsel to the Company, in a form reasonably satisfactory to the Investor, covering due authorisation, valid issuance of shares, capitalisation opinion, no governmental restrictions and no conflicts with law or charter documents and legality and enforceability of the rights of the Convertible Preferred Shares;

(8)	an opinion of Slaughter and May, Hong Kong counsel to the Company, in a form reasonably satisfactory to the Investor, covering the enforceability of this Agreement and the approval by The Stock Exchange of Hong Kong Limited (the “SEHK”) of listing of the ordinary shares of par value US$0.0004 each of the Company (the “Common Shares”) issuable upon conversion of the Initial Convertible Preferred Shares (including those Common Shares issuable as a result of any adjustment to the conversion rate pursuant to the rights of the Convertible Preferred Shares as set out in Schedule A);

(9)	an opinion of M & A Law Firm, the People’s Republic of China (the “PRC”) counsel to the Company, in a form reasonably satisfactory to the Investor, covering compliance with PRC laws; and

(10)	the Warrant Agreement duly executed by the Company and the certificate for the Warrants.

2.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.
               The Investor hereby represents and warrants to the Company that:
          (a) Regulation S.
               (i) The Investor (A) is domiciled and has its principal place of business outside the United States, (B) certifies that it is not a U.S. Person as defined under Rule 902 of Regulation S and is not acquiring the Securities for the account or benefit of any U.S. Person, (C) at the time of offering to the Investor and communication of the Investor’s order to subscribe for the Securities and at the time of the Investor’s execution of this Agreement, the Investor was located outside the United States, and (D) at the time of the Closing the Investor, or persons acting on the Investor’s behalf in connection therewith, will be located outside the United States.
               (ii) The Investor has been advised and acknowledges that: (A) the Securities issued pursuant to this Agreement and the Warrant Agreement have not been, and when issued, will not be registered under the 1933 Act or the securities laws of any state of the United States, (B) in issuing the Securities to the Investor pursuant hereto, the Company is relying upon the exemption from registration provided by Regulation S of the 1933 Act, and (C) it is a condition to the availability of the Regulation S safe harbor that the Securities not be offered or sold in the United States or to a U.S. Person until the expiration of a period of 40 days after the Closing Date (the “Distribution Compliance Period”).
               (iii) The Investor acknowledges and covenants that until the expiration of the Distribution Compliance Period: (A) it and its agents or representatives have not and will not solicit offers to buy, offer for sale or sell any of the Securities or any beneficial interest therein in the United States or to or for the account of a U.S. Person, and (B) notwithstanding the foregoing, prior to the expiration of the Distribution Compliance Period, the Securities may be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and either, (X) the offer or sale is within the United States or to or for the account of a U.S. Person and pursuant to an effective registration statement, Rule 144 promulgated under the 1933 Act or an exemption from the registration requirements of the 1933 Act, or (Y) the offer and sale is outside the United States and to other than a U.S. Person. The foregoing restrictions are binding upon subsequent transferees of the Securities, except for transferees pursuant to an effective registration statement. The Investor agrees that after the Distribution Compliance Period, the Securities may be offered or sold within the United States or to or for the account of a U.S. Person only in accordance with this Agreement and pursuant to applicable securities laws.
               (iv) The Investor hereby acknowledges that during the Distribution Compliance Period, no deposit of the Securities issued hereunder will be accepted into its American Depositary Shares (“ADS”) program, and the Securities may not be offered or sold in the United States or to U.S. Persons unless the Securities are registered under the 1933 Act, or an exemption from the registration requirements of the 1933 Act is available. The Investor further acknowledges that, for so long as the Securities are held by “affiliates” within the meaning of Rule 144(a)(1) under the 1933 Act or are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Securities will not be eligible for deposit under any unrestricted depositary receipt facility.

          (b) No Public Sale or Distribution. Subject to the potential transfer to the Permitted Transferee (as defined in Section 4(e)(iii)), the Investor is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.
          (c) Reliance on Exemptions. The Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.
          (d) Investment Risk; Knowledge and Experience. The Investor recognizes that its investment in the Securities involves a high degree of risk, and the Investor has considered whether an investment in the Securities is appropriate for the Investor. In this regard, the Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of prospective investment in the Securities.
          (e) Transfer or Resale. The Investor understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred within the United States or to or for the account or benefit of a U.S. Person unless (A) subsequently registered thereunder, (B) the Investor shall have delivered to the Company an opinion of counsel, in form, scope and substance reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Investor provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act, as amended, (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
          (f) Legends. The Investor understands that the certificates or other instruments representing the Securities, until such time as the resale of the Securities have been registered under the 1933 Act, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER, IF NOT A U.S. PERSON: (1) REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THESE SHARES IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THESE SHARES EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (C) INSIDE THE UNITED STATES, TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) INSIDE THE UNITED STATES, TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE COMPANY A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THESE SHARES (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE COMPANY), (E) OUTSIDE THE UNITED STATES, IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULES 904 AND 905 UNDER THE ACT, OR (F) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE ACT (IF AVAILABLE); AND (3) EXCEPT FOR THE RESALE OR TRANSFER AS DESCRIBED IN CLAUSES 2(A), (B), (E) AND (F), AGREES THAT IT WILL, IF APPLICABLE, GIVE EACH PERSON TO WHOM THESE SHARES ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SHARES PURSUANT TO CLAUSES (2)(C), (D) OR (F) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS, OR OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION OR IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE ACT. AS USED HEREIN, THE TERMS ‘OFFSHORE TRANSACTION’, ‘UNITED STATES’, AND ‘U.S. PERSON’ HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE ACT.”
          (g) Validity; Enforcement. The Investor is duly organised, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite corporate power and authority to enter into and perform this Agreement and consummate the transactions contemplated hereby. This Agreement has been duly and validly authorised, executed and delivered on behalf of the Investor and shall constitute the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganisation, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

          (h) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) result in a violation of the organisational or constitutional documents of the Investor, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder; and no authorisation, approval, consent and license from any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or regulatory body or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a “Governmental Entity”) is required for the entering into by the Investor of this Agreement and the performance by the Investor of its obligations under this Agreement, except for such as have already been obtained and are in full force and effect.
          (i) Brokers and Finders. Subject to Section 4(d), no Person will have, as a result of the transactions contemplated by the Transaction Documents (as defined in Section 3A(b) below), any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding with a placement agent entered into by or on behalf of the Investor.
          (j) Acknowledgement. The Investor acknowledges and agrees that the foregoing representations, warranties, covenants and acknowledgments are made by it with the intention that they may be relied upon by the Company. The Investor further agrees that by accepting delivery of the Initial Convertible Preferred Shares at the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Investor at the Closing Date.
          (k) Ownership. The Investor is a wholly-owned subsidiary of China Investment Corporation.
3.	A. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     The Company represents and warrants to the Investor that, except as set forth in its Public Documents (as defined in Section 3A(j) below) (excluding disclosures of non-specific risks faced by the Company and its subsidiaries (the “Group”) included in any forward-looking statement, disclaimer, risk factor disclosure or other similarly non-specific statements that are similarly predictive or forward-looking in nature; provided, however that (i) any historical facts related to the Group and (ii) any specific exposure or effect faced by the Group emanating from specifically disclosed facts contained within any such disclosure shall be deemed disclosed for purposes of the representations and warranties set forth in this Article 3A):

          (a) Organisation and Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the jurisdiction in which it is incorporated, and has the requisite corporate power and authorisation to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means (1) any material adverse effect on (i) the business, properties, assets, liabilities, operations, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (ii) the authority or ability of the Company to perform its obligations under the Transaction Documents (as defined in Section 3A(b) below) or (2) the delisting of the Common Shares from the SEHK and the American Depository Receipts over the Common Shares from the NYSE; provided, however, that for purposes of clause (i) above, in no event shall any of the following exceptions, alone or in combination with the other enumerated exceptions below, be deemed to constitute, nor shall be taken into account in determining whether there has been or will be, a Material Adverse Effect: (A) any effect resulting from compliance with the terms and conditions of, or from the announcement of the transactions contemplated by this Agreement, (B) any effect that results from changes affecting any of the industries in which the Company operates generally or the economy generally, (C) any effect that results from changes affecting general worldwide economic or capital market conditions, provided that any such changes in (B) and (C) do not substantially disproportionately affect the Company in any material respect (as otherwise such changes in (B) and (C) shall be regarded as having a Material Adverse Effect under this Section 3A(a)), or (D) any change in the Company’s stock price or trading volume, in and of itself, primarily resulting from any of the effects or changes described in the foregoing clauses (A), (B) or (C). Each subsidiary of the Company has been duly organised and is validly existing in good standing under the laws of its jurisdiction of organisation except to the extent that the failure to be in good standing would not reasonably be expected to have a Material Adverse Effect.
          (b) Authorisation; Enforcement; Validity. Other than the approvals set out in Section 5(a) below, the Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement and the Warrant Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Securities has been duly authorised by the Board and no further filing, consent or authorisation is required by the Board, except for the filing, consent or authorisation in connection with the satisfaction of the conditions in Section 5(a) below and any required filings regarding the issuance or listing of additional securities with The Stock Exchange of Hong Kong Limited (the “SEHK”) or the New York Stock Exchange (the “NYSE”). This Agreement and the other Transaction Documents when duly executed and delivered by the Company constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganisation, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

          (c) Issuance of Securities. The Securities are duly authorised and, when issued and paid for in accordance with the terms hereof, shall be validly issued and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof. The Convertible Preferred Shares issued or to be issued under this Agreement and upon the exercise of the Warrants shall be fully paid with the holders being entitled to all rights accorded to a holder of the Convertible Preferred Shares. Assuming the accuracy of each of the representations and warranties set forth in Section 2 of this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.
          (d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Securities) will not (i) result in a violation of the Articles, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or (iii) subject to the terms of this Agreement, result in a violation of any law, rule, regulation, order, judgment or decree (including the Hong Kong Codes on Takeovers and Mergers, foreign, U.S. federal and state securities laws and regulations and the rules and regulations of the SEHK or of the NYSE applicable to the Company or by which any property or asset of the Company or any of its subsidiaries is bound or affected), except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not reasonably be expected to result in a Material Adverse Effect.
          (e) No Consents or Approvals. Save as otherwise disclosed to the Investor in the disclosure letter from the Company to the Investor dated the date hereof (the “Disclosure Letter”), the Company is not required to obtain any consent, approval, authorisation or order of, or make any filing or registration with or give prior notification to (i) any court, Governmental Entity or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents or (ii) any third party pursuant to any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party (except for such requirements in either (i) or (ii) above the non-fulfilment of which would not result in a Material Adverse Effect), in each case in accordance with the terms hereof or thereof other than such as have been made or obtained, and except for the filings or notifications in connection with the satisfaction of the conditions set forth in Section 5(a) below and any required filings or notifications regarding the issuance or listing of additional securities with the SEHK or the NYSE or such consents as will be obtained by the Company on or before Closing. The Company has no knowledge of any facts or circumstances that might prevent the Company from obtaining or effecting any of the filings or notifications described in the preceding sentence. The Company is not in violation of the listing requirements of the SEHK or the NYSE and has no knowledge of any facts that would reasonably lead to delisting or suspension of its Common Shares from the SEHK or of its American depository receipts from the NYSE in the foreseeable future, apart from such suspension from SEHK and/or NYSE in connection with or resulting from the entering into of this Agreement. As used herein, “knowledge” shall mean actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company after due inquiry.
          (f) No Directed Selling Efforts. Neither the Company nor any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the 1933 Act, as amended, and all such persons have complied with the offering requirements of Regulation S under the 1933 Act.
          (g) Foreign Private Issuer. The Company is a “foreign private issuer” (as such term is defined in the rules and regulations under the 1933 Act and the U.S. Securities Exchange Act of 1934 (“1934 Act”), as amended).
          (h) No General Solicitation; Agent. Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. The Company acknowledges that it has engaged Bank of America Merrill Lynch as financial advisor (the “Agent”) in connection with the issue of the Securities. Other than the Agent, no Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or the Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding with a placement agent entered into by or on behalf of the Company.
          (i) No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 2 hereof, none of the Company, any of its affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause the offering of Securities hereunder to require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions (except those set out in Section 5(a) below), including, without limitation, under the rules and regulations of the SEHK and the NYSE. None of the Company, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.
          (j) Public Documents. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act or with the SEHK and has timely issued all announcements, returns, notices, financial statements and circulars required to be issued by it by the SEHK or the NYSE (all of the foregoing filed or announced prior to the date of this Agreement and all exhibits included therein and financial statements, notes and schedules thereto and documents and incorporated by reference therein being hereinafter referred to as the “Public Documents”). As of their respective filing or issuance dates, the Public Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder and the rules and regulations of the SEHK and the NYSE, as applicable, to the respective Public Documents, and, other than as corrected or clarified in a subsequent Public Document, none of the Public Documents, at the time they were filed or issued, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (k) Financial Statements. The consolidated financial statements (including any related notes thereto) included or incorporated by reference in the Public Documents fairly presented in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein, other than as corrected or clarified in a subsequent Public Document. Such financial statements were prepared in material conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a materially consistent basis (except as may be noted therein). The financial statements of the Company as of and for the year ended December 31, 2010 included in the Public Documents are hereinafter referred to as the “Results”. Since December 31, 2010, the Company and its subsidiaries do not have any material liabilities or obligations required under GAAP to be set forth on a consolidated balance sheet (accrued, absolute, contingent or otherwise), other than (i) liabilities or obligations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and (ii) liabilities incurred since December 31, 2010 in the ordinary course of business consistent with past practices and any liabilities incurred pursuant to this Agreement.
          (l) Internal Controls and Procedures. The Company maintains disclosure controls and procedures as such terms are defined in, and required by, Rule 13a-15 and Rule 15d-15 under the 1934 Act. Such disclosure controls and procedures are effective to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the 1934 Act is recorded, processed, summarised and reported within the time periods specified in the rules and forms of the SEC. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorisations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting for the fiscal year ended December 31, 2010 in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, and such assessment concluded that such controls were effective and the Company’s independent registered accountant has issued (and not subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal control over financial reporting as of December 31, 2010. As of the date hereof, to the knowledge of the Company, there is no reason that its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.
          (m) No Material Adverse Effect. Since December 31, 2010, no event or circumstance has occurred that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any fact which would reasonably lead a creditor to do so.
          (n) Litigation. Save as disclosed in the Disclosure Letter, there are no claims, suits, investigation, actions or proceedings pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries or, to the best of the knowledge of the Company, any of their respective directors, officers, employees (such employees performing managerial functions in departments of the Company concerning research and development, manufacturing, finance and marketing) or properties before any court, governmental department, commission, agency, instrumentality or authority, or any arbitrator that seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement or which could reasonably be expected, to have, individually or in the aggregate, a Material Adverse Effect. No existing facts or developments related to the Company’s pending litigation, taken as a whole, have been omitted from the Public Documents that would reasonably be expected to have a Material Adverse Effect (it being understood that this representation and warranty shall not be taken as a guarantee as to the outcome of such litigation).
          (o) Compliance with Applicable Laws. Save as disclosed in the Disclosure Letter, to the best of the knowledge of the Company, the Company and each of its subsidiaries have conducted their businesses in compliance with all applicable federal, state and foreign laws, regulations and applicable stock exchange requirements, except where the failure to be in compliance could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company will use its best efforts to maintain its corporate existence and conduct its business in compliance in all respects with all applicable laws, regulations and rules so as not to cause a Material Adverse Effect to occur on the Company.
     Save as disclosed in the Disclosure Letter, the Company and each of its subsidiaries have all permits, licenses, authorisations, orders and approvals of, and have made all filings, applications and registrations with, any Governmental Entities that are required in order to carry on their business as presently conducted, except where the failure to have such permits, licenses, authorisations, orders and approvals or the failure to make such filings, applications and registrations, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current, except where such absence, suspension or cancellation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
          (p) Equity Capitalisation. As of 31 March, 2011, the authorised share capital of the Company consists of (A) 50,000,000,000 Common Shares, of which as of such date, 27,396,956, 059 shares are issued, (as at 31 March, 2011, 1,340,050,102 shares may be issued pursuant to the Company’s employee incentive plan, and 488,730 and 759,521,230 shares may be issued pursuant to outstanding warrants held by ZXZY Inc. and Taiwan Semiconductor Manufacturing Company Ltd., respectively) and no agreement or commitment outstanding which calls for the allotment or issue or accords to any person the right to call for the allotment or issue of any shares (including shares issued pursuant to securities exercisable or exchangeable for, or convertible into, or agreements relating to the issuance of Common Shares), and (B) 5,000,000,000 Preferred Shares, of which none are issued. All of such issued shares have been validly issued and are fully paid. Save as disclosed in the Disclosure Letter and other than those set out above and pursuant to this Agreement, the Warrant Agreement, or any rights created as a consequence of this Agreement or the Warrant Agreement (including without limitation any pre-emption rights of the existing shareholders of the Company as disclosed in the Disclosure Letter) to subscribe for securities in the Company, there are no outstanding securities issued by the Company or its subsidiaries (including shares issuable pursuant to securities exercisable or exchangeable for, or convertible into, or agreements related to the issuance of Common Shares or preferred shares (together, “Shares”)), or warrants, rights or options to purchase Shares from the Company or its subsidiaries, nor are there any agreement, arrangement or commitment outstanding which calls for the allotment or issue or accords to any person the right to call for the allotment or issue of any Shares (including Shares issuable pursuant to securities exercisable or exchangeable for, or convertible into, or agreements relating to the issuance of Shares).
          The Company, on or prior to the Closing Date, will have, and undertakes thereafter to use its best efforts to keep from time to time, sufficient authorised share capital to satisfy the issue of (i) the Initial Convertible Preferred Shares and the Convertible Preferred Shares issuable under the Warrants, (ii) such number of new Common Shares as would be required to be issued on conversion in full of the Initial Convertible Preferred Shares and the Convertible Preferred Shares issuable under the Warrants (subject to adjustment to the conversion rate pursuant to the rights of the Convertible Preferred Shares as set out in Schedule A); (iii) subject to compliance with applicable laws and regulations (including without limitation the rules of the SEHK in respect of shareholders’ approval), such additional Convertible Preferred Shares (the “Additional Convertible Preferred Shares”) pursuant to Section 4(i) below and such number of new Common Shares as would be required to be issued on conversion in full of the Additional Convertible Preferred Shares; and (iv) subject to compliance with applicable laws and regulations (including without limitation the rules of the SEHK in respect of shareholders’ approval), such number of Relevant Securities (as defined in Section 4(i)(i) below) pursuant to Section 4(i) below.
          (q) Information provided. All information given in connection with the transactions contemplated by this Agreement by the Company or on its behalf by the Company’s advisers, to the Investor or the Investor’s advisers, relating to the Company, its subsidiaries or their respective business, activities, affairs, or assets or liabilities (including all documents attached thereto) was, when given, and is now accurate in all material respects and not misleading in any material respect, and there is no material omission that would render the information given misleading in any material respect, provided that nothing herein shall constitute any obligation on the Company to disclose any information over and above what is required to be disclosed by the Company under the requirements of applicable laws and regulations (including, but not limited to, the Hong Kong Listing Rules) or requirements of regulatory bodies (including, but not limited to the SEHK and the SEC).
          (r) Ownership of assets. Save as disclosed in the Disclosure Letter, as may be updated by the Company in writing prior to Closing, so far as the Company is aware, there are no mortgages, charges, pledges, liens (other than liens arising in the ordinary course of trading) or other forms of security or encumbrances, over or affecting the whole or any part of the material assets of the Company or any of its subsidiaries. Other than as disclosed, the Company and its subsidiaries have title to all properties and to all assets necessary to conduct the business now operated by them in each case few from liens, encumbrances and title defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and any real property or building held under lease by the Company or any of its subsidiaries are held by it under valid, existing and enforceable leases, in each case except to the extent that any failure of the above would not have a Material Adverse Effect.

          (s) Intellectual Property. To the knowledge of the Company, the Company owns or possesses sufficient legal rights including but not limited to trade secrets, licenses, trade mark, confidential information and proprietary rights and manufacturing processes and all copyrights, mask work rights, all patents and patent rights, as are necessary to the conduct of the business as now conducted or presently proposed to be conducted by the Company and its subsidiaries, including but not limited to the manufacturing of such products of 0.13um, 45nm, 90nm, and/or 65nm processes (or as presently proposed to be conducted on products) by the Company or any of its subsidiaries, without any known conflict with, or known infringement of, the rights of others except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the knowledge of the Company, no products manufactured, marketed or sold (or products proposed to be manufactured, marketed or sold) by the Company or any of its subsidiaries violates any license or infringes any intellectual property rights of any other party which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Notwithstanding the definition of “knowledge,” the Company has not, nor shall the definition of “knowledge” be interpreted to require an analysis of the Company’s freedom to operate in a particular field with respect to ownership and use of intellectual property rights.
          (t) United States Export Control. The Company is in compliance with, and undertakes to use its reasonable endeavours to comply with, all applicable laws, regulations, practices, policies, rules and any other governmental requirements of the United States and other countries or regions in relation to any export or supply of technology, equipment or any information in connection with the Group’s business operation, the omission of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (u) Tax Return. Each of the Company and its subsidiaries has duly and timely filed all tax returns that are required to be filed in all jurisdictions or has duly requested extensions thereof and has paid all taxes required to be paid by any of them in all jurisdictions and any related assessments, fines or penalties, except for any such tax, assessment, fine or penalty that is being contested in good faith and by appropriate proceedings or where the failure to file or make payment would not, singly or in the aggregate, have a Material Adverse Effect. Adequate charges, accruals and reserves have been provided for in the Results referred to in Section 3A(k) in respect of all taxes for all periods as to which the tax liability of the Company or any of its subsidiaries has not been finally determined or remains open to examination by an applicable taxing authority.
          (v) Environmental Laws. The Company and its subsidiaries (i) have been and are in compliance with any and all applicable foreign, national and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (the “Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

          (w) Foreign Corrupt Practices. To the best of the knowledge of the Company, no member of the Group nor any director, officer, agent, employee (such agent or employee acting under the direction of the Company) or Affiliate of any member of the Group, has, directly or indirectly, made or authorised (A) any contribution, payment or gift of funds or property to any official, employee or agent of any authority, or any candidate for public office, in Hong Kong, the Cayman Islands, the United States, the PRC or any other jurisdiction, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under any applicable law, rule, or regulation, or (B) any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any government officials or employees for the purpose of obtaining favours or undue influence, and without prejudice to the foregoing, neither any member of the Group nor any director, officer agent, employee (such agent or employee acting under the direction of the Company) or Affiliate of any member of the Group, to the best knowledge of the Company, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the Company and the other members of the Group have instituted and maintain policies and procedures designed to ensure compliance with applicable laws relating to anti-bribery in the jurisdictions in which the Group conducts its business.
          (x) Money Laundering Laws. To the best of the knowledge of the Company, the operations of each member of the Group are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting and other requirements of the money laundering laws of all jurisdictions, including the United States Currency and Foreign Transactions Reporting Act of 1970, as amended (collectively, the “Money Laundering Laws”), and no action, suit, proceeding, investigation or inquiry by or before any authority involving any member of the Group with respect to the Money Laundering Laws is pending or threatened.
3.	B. LIMITATIONS ON REPRESENTATIONS AND WARRANTIES.
     The maximum aggregate liability of the Company in respect of all claims made by the Investor under any of the representations and warranties set out in Section 3A above shall not, whether individually or in the aggregate, exceed the Aggregate Subscription Price (it being understood that any assessment of damages shall not include any special, consequential or punitive damages and shall only be limited to actual damages suffered including any diminution in the value of the Securities subscribed as a result of any breaches). For the avoidance of doubt, the aforementioned limitation shall not affect claims made by the Investor pursuant to other agreements between the Investor and the Company, including but not limited to the subscription agreements referred to under Section 4(i)(iii) and Section 4(i)(iv) below.
4.	COVENANTS.
          (a) Best Efforts. Each party shall use its best efforts to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 5, 6 and 7 of this Agreement on a timely basis.
          (b) Regulatory Filings. The Investor shall use best endeavors to furnish such information, supply such documents, give such undertakings and do all such acts and things as may reasonably be required by the SEHK and/or any other Governmental Entity in relation to or arising out of the transactions contemplated hereby.
          (c) Listing. The Company shall use its best efforts to promptly secure the approval for the issue of the Initial Convertible Preferred Shares the Convertible Preferred Shares issuable upon the exercise of the Warrants and the Warrants (and, immediately after the Investor elects to subscribe for the Additional Convertible Preferred Shares pursuant to this Agreement, the Additional Convertible Preferred Shares) and the listing of, and permission to deal in, all of the Common Shares to be issued to the Investor upon the conversion of the Initial Convertible Preferred Shares (and, if the Investor elects to subscribe for the Additional Convertible Preferred Shares pursuant to this Agreement and/or exercises the Warrants, the Common Shares issuable upon the conversion of the Additional Convertible Preferred Shares and/or the Convertible Preferred Shares to be issued pursuant to any exercise of the Warrants) (subject to adjustment to the conversion rate pursuant to the rights of the Convertible Preferred Shares as set out in Schedule A) on the SEHK and shall use reasonable best efforts to maintain at all times and from time to time a listing on SEHK of and permission to deal in all Common Shares issued or to be issued. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(c).
          (d) Fees. Each party to this Agreement shall bear its own expenses and the fees relating to or arising out of the transactions contemplated hereby.
          (e) Lock-Up.
               (i) The Investor (and to the extent any Securities are transferred to the Permitted Transferee in accordance with the provisions of Section 4(e)(iii), the Permitted Transferee) shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly (each a “Disposal”), any of the Initial Convertible Preferred Shares, any Convertible Preferred Shares issued upon the exercise of the Warrants and any Additional Convertible Preferred Shares (the “Investor Convertible Preferred Shares”) or the Warrants subscribed hereunder or any of the Common Shares issuable upon conversion of such Convertible Preferred Shares or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of such securities (any of the foregoing, a “Transfer”) without the prior written consent of the Company for a period of two (2) years from the Closing Date (the “Lock-Up Period”), provided that nothing herein shall restrict the Investor from a Disposal of any of the Investor Convertible Preferred Shares or the Warrants subscribed hereunder or any of the Common Shares issuable upon conversion of the Investor Convertible Preferred Shares to the Permitted Transferee and the rights of the Investor under this Agreement shall not be affected by such Disposal, provided that this paragraph shall cease to apply if any of Mr. David N.K. Wang (chief executive officer and president of the Company), Mr. Gary Tseng, Mr. Simon Yang, Mr. Chris Keh-Fei Chi and Mr. Barry Quan, shall not continue their respective employment with the Company for a minimum period of two (2) years commencing from the Closing Date, except:
                    (1) as a result of the misconduct of any of the said individuals; or

                    (2) where the health condition of any of the said individuals is such that the relevant individual is not able to continue his employment with the Company.
               (ii) The Investor (and, to the extent any Securities are transferred to the Permitted Transferee in accordance with the provisions of Section 4(e)(iii), the Permitted Transferee) shall refrain at all times (including with respect to time periods after the expiration of the Lock-Up Period) from selling the Investor Convertible Preferred Shares and the Warrants or any Common Shares issued upon conversion of the Investor Convertible Preferred Shares to any person or entity that in any manner, directly or indirectly, is a Competitor, except:
               (1) in a genuine open market sale where the identity of the purchaser is not known to, and cannot reasonably be determined by, the Investor or its agent effecting such sale;
               (2) with the written consent of the Board (which shall, for the purposes of this Section 4(e)(ii), exclude the Investor Nominee); or
               (3) accepting an offer (as defined in the Code on Takeovers and Mergers in Hong Kong (the “Hong Kong Takeovers Code”)) under a general offer for the Company where the offer has become unconditional (meaning that the offeror has received acceptances in respect of voting rights in the Company which, together with voting rights acquired or agreed to be acquired before or during the offer, will result in the offeror and any person acting in concert with it holding more than 50% (or such other percentage level as contained in the terms of such offer or as otherwise required from time to time in the Hong Kong Takeovers Code) of the voting rights in the Company), or where the offeror has become entitled to compulsorily acquire the securities held by the Investor (and/or the Permitted Transferee) under applicable laws and regulations.
“Competitor” shall mean any entity that provides or that has the capability to provide, directly or indirectly through any subsidiary or affiliate, semiconductor wafer fabrication or foundry services to third parties.
               (iii) Notwithstanding the foregoing, the Company hereby agrees that the Investor may, subject to compliance with the rules (including the Hong Kong Listing Rules), regulations, laws of Hong Kong and the requirements of the SEHK, transfer all or part of the Investor Convertible Preferred Shares, the Warrants or the Common Shares issuable upon conversion of the Investor Convertible Preferred Shares held by it to a wholly-owned subsidiary of China Investment Corporation (the “Permitted Transferee”) provided, that, as a condition to any such transfer:
(A)	the Investor shall inform the Company in writing of the proposed Transfer to the Permitted Transferee before effecting it;

(B)	the Permitted Transferee shall furnish the Company with a written agreement in a form reasonably satisfactory to the Company:
(1)	agreeing, as if the Permitted Transferee was a party to the Transaction Documents, to be bound by the obligations under the Transaction Documents applicable to the Securities, including without limitation, the lockup provisions set forth in

Section 4(e) and the public disclosure provisions set forth in Section 4(f);
(2)	giving representations and warranties to the Company in the form set forth in Section 2(a), 2(b), 2(c), 2(d), 2(e), 2(f), 2(g), 2(h), 2(i), 2(j) and 2(k), and agree to the provisions set forth in Section 9 (except that references to the “Investor” shall be replaced with references to the “Permitted Transferee”), and provided that the terms of the Confidentiality Agreement (as defined in Section 9(h)) shall be incorporated fully into such agreement); and

(3)	without prejudice to the rights of the Investor under this Agreement (which rights shall remain with the Investor not withstanding the Disposal to the Permitted Transferee), acknowledging that the Permitted Transferee shall not have any right or understanding or arrangement (whether formal or informal) to nominate any person as a director of the Company, or exercise any other rights relating to the Securities that are not contained in the Memorandum of Association and Articles of Association of the Company as in effect as of the Closing Date (the “Articles”) or under any applicable laws;
(C)	the Permitted Transferee shall be entitled to further transfer the Securities to another Permitted Transferee during the remaining period of the Lock-up Period on the condition that the provision relating to transfer to “Permitted Transferee” in Section 4(e) shall not have been complied with).
          (f) Public Disclosure. Without limiting any other provision of this Agreement, the Company and Investor (and to the extent any Securities are Transferred to the Permitted Transferee in accordance with the provisions of this Section 4(e), the Permitted Transferee), to the extent permitted by applicable law, will consult with each other before issuance, and provide each other the opportunity to review, comment upon and concur with, and use all reasonable efforts to agree on any press release or public statement with respect to this Agreement, the Warrant Agreement and the transactions contemplated thereunder, and will not (to the extent practicable) issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by law, rules, regulations or any listing agreement with or requirement of the NYSE, SEHK or any other applicable securities exchange, provided that the disclosing party shall, to the extent permitted by applicable law, rules, regulations or any listing agreement with or requirement of the NYSE, SEHK or any other applicable securities exchange and if reasonably practicable, inform the other parties about the disclosure to be made pursuant to such requirements prior to the disclosure.
          (g) Conduct of Business. Save as disclosed in this Agreement or any public disclosure made by the Company prior to the date of this Agreement, or consented in writing by the Investor, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 8(a) hereof or the Closing, the Company shall and shall cause its subsidiaries to, except as expressly permitted by the terms of this Agreement or disclosed in any public disclosure made by the Company prior to the date of this Agreement, carry on its business, in all material respects, in the ordinary and normal course and, not (i) undertake any construction of any new plants and buildings, (ii) enter into any notifiable transactions (as such term is defined under the Hong Kong Listing Rules) ; (iii) save as required by applicable laws, rules or regulations, make or propose to make any amendments to its memorandum or articles of association or (iv) agree to, either verbally or in writing, authorise or approve any of the foregoing.
For the avoidance of doubt, the Company may continue to be involved in the existing construction of plants and buildings, as the Board may consider appropriate from time to time.
          (h) Use of Proceeds. The Company shall use the proceeds received from the issue of the Securities hereunder for the purpose of capital expenditure and debt repayment.
          (i) Pre-emptive Rights.
               (i) If the Company proposes, on or after the date of this Agreement, to issue (the “Proposed Issue”) (a) any new Common Shares or preferred shares, (b) any securities convertible into or exchangeable into Common Shares or preferred shares (which preferred shares referred to in (a) and (b) above carry voting rights in general meetings of the Company) or (c) any warrants or other rights to subscribe for Common Shares or preferred shares (which preferred shares carry voting rights in general meetings of the Company) (“Relevant Securities”), the Company shall notify the Investor in writing of such proposal (an “Issue Notice”). The Issue Notice shall specify the number and type of Relevant Securities to be offered by the Company and the material terms of the proposed offer (including the proposed completion date of such issue and the proposed price per Relevant Security to be paid by the proposed third party purchaser(s)).
               (ii) Subject to sub-paragraph (viii) below, the Investor shall have the right but not the obligation, at its option, to subscribe for:
               (1) whilst any Investor Convertible Preferred Shares issued to and beneficially held by the Investor (and/or the Permitted Transferee) remain unconverted, and to the extent that the percentage (the “Original Percentage”) of the issued share capital of the Company held by the Investor on a fully-diluted basis through such Investor Convertible Preferred Shares immediately prior to the Proposed Issue is reduced as a result of the issue of the Relevant Securities (having taken into account the adjustment (the “Resulting Adjustment”) to the conversion rate of the Convertible Preferred Shares as a result of the issuance of the Relevant Securities in accordance with Schedule A), such number of Additional Convertible Preferred Shares (bearing the same conversion rate as the existing issued Convertible Preferred Shares having reflected the Resulting Adjustment) so as to enable the Investor to hold, after the issue of the Relevant Securities, a pro rata portion of the issued share capital of the Company (on a fully-diluted basis) equal to the Original Percentage. For the purpose of this paragraph, the Warrants and any Convertible Preferred Shares issuable thereunder shall be disregarded to the extent that the Warrants have not been exercised and Convertible Preferred Shares have not been issued thereunder; and
               (2) to the extent that any of the Investor Convertible Preferred Shares have been converted and the Investor is holding Common Shares issued as a result of the said conversion (the “Converted Common Shares”), such number of additional Relevant Securities so as to enable the Investor to hold, after the issue of the Relevant Securities, a pro rata portion of the Relevant Securities equal to the percentage of the issued share capital of the Company represented by the Converted Common Shares then beneficially owned by the Investor immediately prior to the issuance of the Relevant Securities, by giving written notice to the Company of the exercise of this right within ten (10) Business Days (as defined below) of the giving of the Issue Notice. If such notice is not given by the Investor within such ten (10) Business Days, the Investor shall be deemed to have elected not to exercise its rights under this Section 4(i)(ii) with respect to the issuance described in that specific Issue Notice. The parties acknowledge that any rights of the Investor to subscribe for pursuant to this Section 4(i)(ii) will lapse if completion thereof does not occur simultaneously with the completion of the issue of Relevant Securities by the Company to third party purchaser(s) or at such other time and place as shall be mutually agreed by the Company and the Investor (which agreement shall not be unreasonably withheld), provided that if the reason for the Investor’s failure to complete by the time specified above is solely due to a delay of the Governmental Entity in granting the relevant authorisations, approvals, permits, qualifications or exemptions, the Investor shall notify the Company in writing at least seven (7) days prior to the completion of the issue of the Relevant Securities to extend the completion date for the Investor’s subscription to a date within three (3) months or such other reasonable period as may be mutually agreed between the parties following the completion of the issue of the Relevant Securities, after such period the right of the Investor to subscribe for securities pursuant to this Section 4(i)(ii) shall lapse. A notice given by the Investor pursuant to this section shall be irrevocable.
               (iii) For the purpose of Section 4(i)(ii)(1), the subscription price of each Additional Convertible Preferred Share to be issued to the Investor shall be equal to the subscription price of each Convertible Preferred Share issued at the Closing. The Investor shall enter into a subscription agreement for the subscription of the Additional Convertible Securities containing the same terms and conditions as the agreement entered into by the Company with the relevant investor(s) or the relevant issue documents (where applicable) in relation to the issue of the Relevant Securities.
               (iv) For the purpose of Section 4(i)(ii)(2), the subscription price and other terms and conditions applicable to the issue of the Relevant Securities to the Investor shall be the same as those applicable to the Proposed Issue. The Investor shall enter into a subscription agreement for the subscription of the Relevant Securities containing the same terms and conditions as the agreement to be entered into by the Company with the relevant investor(s) or the relevant issue documents (where applicable) in relation to the issue of the Relevant Securities.
               (v) Subject to Section 4(i)(ii) above, the completion of the Investor’s subscription of the Additional Convertible Preferred Shares or the Relevant Securities (as the case may be) pursuant to section 4(i)(ii) above shall occur simultaneously with the completion of the issue of Relevant Securities. For the avoidance of doubt, the completion by the Company of the issue of the Relevant

Securities shall not be affected by the timing of the completion of any issue of the Additional Convertible Preferred Shares or the Relevant Securities (as the case may be) to the Investor. The Investor shall execute and deliver to the Company all transaction documents related to the Investor’s subscription of the Additional Convertible Preferred Shares or the Relevant Securities (as the case may be) as may be reasonably requested by the Company prior to the completion of the Investor’s subscription of the Additional Convertible Preferred Shares or the Relevant Securities (as the case may be). At such completion, the Investor shall deliver the aggregate subscription price for the Additional Convertible Preferred Shares or the Relevant Securities (as the case may be) to be subscribed by the Investor pursuant to Section 4(i)(ii) above.
               (vi) The provisions of Sections 4(i)(i) to 4(i)(v) shall not apply to:
               (1) the grant of any options, or the issue of any Relevant Securities pursuant to the exercise of share options granted (whether prior to or after the date of this Agreement), pursuant to any share purchase or share option plans of the Company in effect from time to time;
               (2) the issue of any Relevant Securities pursuant to any share incentive scheme operated by the Company from time to time;
               (3) the issue of any Common Shares or other securities pursuant to the conversion, exchange or exercise of any securities that were previously offered and/or issued to the Investor (including its Permitted Transferee, if applicable) as Relevant Securities;
               (4) any offer of the Relevant Securities open for a period fixed by the Board to holders of Common Shares on the register of members on a fixed record date in proportion to their then holdings of Common Shares; provided that such offer of Relevant Securities is also made to the Investor;
               (5) an issue of Common Shares as fully paid to holders of Common Shares (including without limitation, Common Shares paid up out of distributable profits or reserves and/or share premium account issued in lieu of the whole or any part of any cash dividend and free distributions or bonus issue of Common Shares); provided that such issuance of Common Shares is also made to the Investor;
               (6) an issue of the Relevant Securities pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganisation or to a joint venture agreement; provided, that such issuance is approved by the Board;
               (7) an issue of the Relevant Securities to banks, equipment lessors or other financial institutions pursuant to a commercial leasing or commercial loan transaction approved by at least two-thirds (2/3) of the Board (which shall, for the purposes of this Section 4(i)(vi)(7), exclude the Investor Nominee);
               (8) an issue of Relevant Securities in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by at least two-thirds (2/3) of the Board (which shall, for the purposes of this Section 4(i)(vi)(8), exclude the Investor Nominee);

               (9) an issue of Relevant Securities to suppliers or third party service providers in connection with the provisions of goods or services pursuant to transactions approved by at least two-thirds (2/3) of the Board (which shall, for the purposes of this Section 4(i)(vi)(9), exclude the Investor Nominee);
               (10) the issue of any Relevant Securities the issuance of which is specifically excluded from the provisions of this Section 4(i) by unanimous vote or unanimous written consent of the Board .
               (vii) The rights set forth in this Section 4(i) shall not apply with respect to and shall expire immediately prior to a transaction that would result in a change of control (as such term is defined under the Hong Kong Takeovers Code).
“Business Day” shall mean a day that is not a Saturday, Sunday or a public holiday in Hong Kong or the People’s Republic of China.
               (viii) The Company and the Investor acknowledge and agree that the Investor’s exercise of the rights in this Section 4(i) shall in all cases be subject to compliance with the rules, regulations, laws and requirements of applicable government and regulatory bodies, including the Hong Kong Listing Rules, the Hong Kong Takeovers Code, the Stock Exchange of Hong Kong Limited and the Securities and Futures Commission of Hong Kong (including, where applicable any requirements to obtain the approval of the shareholders of the Company), and shall take such steps reasonably necessary to give effect to the rights contained in this Section 4(i) in compliance with rules, regulations, laws and requirements of applicable government and regulatory bodies, provided that all costs and expenses (including, without limitation, reasonable legal fees and expenses) incurred by the Company shall be resolved in a manner consistent with any terms agreed to by the Company and the other potential investor(s) with respect to the issuance described in the relevant Issue Notice.
          (j) Discussion. Subject to applicable law, rules, regulations and requirements (including the Hong Kong Listing Rules and the requirements of the SEHK and NYSE), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 8(a) hereof or the Closing, the Company will use its reasonable efforts to meet with, and/or communicate with representatives of the Investor upon reasonable request and to discuss any material operational matters in good faith and to consider whether and how to exercise its discretion to implement any reasonable suggestions from the Investor.
          (k) Board Nominee.
               (i) The Investor shall have the right to nominate one member of the Board (the “Investor Nominee”); provided that
               (1) the nomination and appointment of the Investor Nominee is considered by the Board (which shall, for the purposes of this Section 4(k), exclude the Investor Nominee) to be in the best interest of the Company and its shareholders as a whole; and

               (2) the Investor Nominee shall pass the Company’s conflict and background check in accordance with common and usual standards and policies generally applicable to the appointment and nomination of a director of the Company.
               The Company shall use its reasonable efforts to complete all applicable internal procedures and to give effect to the appointment of Investor Nominee as the member of the Board as soon as practicable following the Closing, and in any event not later than 31 August 2011.
5.	CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE AND TO THE INVESTOR’S OBLIGATION TO SUBSCRIBE.
          The obligation of the Company hereunder to issue the Initial Convertible Preferred Shares and the Warrants to the Investor at the Closing and the obligation of the Investor hereunder to subscribe for the Initial Convertible Preferred Shares and the Warrants from the Company hereunder are each subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions may be waived, in whole or in part, by either party hereto only as regards the obligations of the other party to procure the relevant conditions, at any time in its sole discretion by providing the other party hereto with prior written notice thereof:
(a)	Shareholder’s approval for the issue of Initial Convertible Preferred Shares and the Warrants. The Company having obtained the approval of the shareholders of the Company in general meeting of a special mandate to the issue of the Initial Convertible Preferred Shares and the Warrants issuable at Closing pursuant to this Agreement, the Convertible Preferred Shares issuable upon the exercise of the Warrants and the Common Shares upon conversion of the Initial Convertible Preferred Shares and the Convertible Preferred Shares issuable upon the exercise of the Warrants (including those Common Shares issuable as a result of any adjustment to the Conversion Rate pursuant to the rights of the Convertible Preferred Shares as set out in Schedule A).

(b)	SEHK Listing. Approval for the issue of the Initial Convertible Preferred Shares and the Warrants issuable at Closing, the Convertible Preferred Shares issuable upon the exercise of the Warrants and the listing of, and permission to deal in, the Common Shares to be issued upon conversion of such Convertible Preferred Shares (including those Common Shares issuable as a result of any adjustment to the Conversion Rate pursuant to the rights of the Convertible Preferred Shares as set out in Schedule A) shall have been duly obtained from the SEHK and such approval not subsequently being revoked prior to Closing.

(c)	No Governmental Prohibition. The issue of the Securities by the Company and the subscription of the Securities by the Investor shall not be prohibited by any law or governmental order or regulation.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE.
          The obligation of the Company hereunder to issue the Initial Convertible Preferred Shares and the Warrants to the Investor is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company, in whole or in part, at any time in its sole discretion by providing the Investor with prior written notice thereof:
(a)	Representations and Warranties; Covenants. The representations and warranties of the Investor shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.
7.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO SUBSCRIBE.
          The obligation of the Investor hereunder to subscribe for the Initial Convertible Preferred Shares and the Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor, in whole or in part, at any time in its sole discretion by providing the Company with prior written notice thereof:
(a)	Completion of due diligence by Investor. The Investor shall have completed to its reasonable satisfaction its inspection and investigation as to the Group, including, without limitation, the financial and legal aspects of the Group.

(b)	No occurrence of an event with Material Adverse Effect. There shall not have occurred any event which may have any Material Adverse Effect in respect of the Company and its subsidiaries taken as a whole.

(c)	Execution of other documents. The Company shall have duly executed and delivered to the Investor the documents set forth in Section 1(b)(ii)(B).

(d)	Representations and Warranties; Covenants. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.
8.	TERMINATION.
(a)	Subject to Section 8(b) below, this Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:
                    (i) by mutual agreement of the Company and the Investor;
                    (ii) by the Company or the Investor if the Closing Date shall not have occurred by 31 July, 2011 or any other date as may be agreed between the parties; provided, however, that the right to terminate this Agreement under this Section 8(a)(ii) shall not be available to a party if such party’s action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes breach of this Agreement;
                    (iii) by the Company or the Investor if any legislative body, court, administrative agency or commission or other governmental authority, instrumentality, agency or commission shall have enacted, issued, promulgated, enforced or entered any law or governmental regulation or order which has the effect of prohibiting the issuance of the Securities;
                    (iv) by the Investor if there has been a material breach of any representation or warranty of the Company hereunder that would have a Material Adverse Effect on the Company or any material breach of any covenant or agreement of the Company hereunder; and
                    (v) by the Company if there has been a material breach of any representation, warranty, covenant or agreement of the Investor contained in this Agreement.
(b)	In the event of termination of this Agreement as provided in Section 8(a) above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of the parties hereto and, as applicable, the officers, directors and shareholders of each party; provided that each party hereto shall remain liable for any breaches of this Agreement or of any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and provided further that the provisions of Sections 8 and 9 hereof shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Section 8.
9.	MISCELLANEOUS.
(a)	Governing Law; Arbitration. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other parties. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 9(a). There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Neither party shall be required to give general discovery of documents, but may be required to produce specific, identified documents that are relevant to the dispute. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief in aid of arbitration, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
(b)	Effect of Completion. Without prejudice to other provisions of this Agreement, the representation, warranty, covenant or undertaking (the “Warranties”) contained in this Agreement shall remain in full force and effect notwithstanding Closing except as terminated pursuant to the terms hereof or by a waiver or release by the party entitled to enforce such Warranties.
(c)	Remedies and waivers. No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement or any other documents referred to in it shall: (i) affect that right, power or remedy; or (ii) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise or any other right, power or remedy. Except as otherwise expressly provided in this Agreement, the rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.
(d)	Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.
(e)	Languages. This Agreement is being executed in English only.

(f)	Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(g)	Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(h)	Confidentiality. The parties hereto acknowledge that the Company and the Investor have previously executed a Confidentiality Agreement and the executed Confidentiality Agreement was delivered by email by the Investor to the Company on 17 March, 2011 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms and shall survive any termination of this Agreement. The Investor shall procure that and its Permitted Transferee shall observe the terms of the Confidentiality Agreement.

(i)	Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the Confidentiality Agreement supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of and agreement between the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. In entering into this Agreement and the other Transaction Documents, each part to such agreements acknowledges that it is not relying upon any pre-contractual statement which is not expressly set out in them. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.
Without prejudice to Section 3A(o) above pursuant to which the Company represents and warrants that all information given in connection with the transactions contemplated by this Agreement by the Company or on its behalf by the Company’s advisers, to the Investor or the Investor’s advisers, relating to the Company, its subsidiaries or their respective business, activities, affairs, or assets or liabilities (including all documents attached thereto) was, when given, and is now accurate in all material respects and not misleading in any material respect, and there is no material omission that would render the information given misleading in any material respect, except in the case of fraud, no party shall have any right of action against any other party to this Agreement or the other Transaction Documents arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in this Agreement and/or the other Transaction Documents.
For the purposes of this section, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the matters covered in this Agreement and/or the other Transaction Documents made or given by any person at any time prior to the date of this Agreement or the other Transaction Documents.
(j)	Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Semiconductor Manufacturing International Corporation
Address:	18, Zhangjiang Road
Pudong New Area, Shanghai
People’s Republic of China
Telephone:	(86-21) 3861-0000
Facsimile:	(86-21) 5080 4000
Attention:	Barry Quan/Chief Administration Officer

with a copy to:

Semiconductor Manufacturing International Corporation
Address:	Suite 3003, 30th Floor
No. 9 Queen’s Road Central
Hong Kong
Telephone:	(852) 2537-8588
Facsimile:	(852) 2537 8206
Attention:	Anne Chen/Blondie Poon

If to the Investor:

Country Hill Limited
Address:	Room 2501, New Poly Plaza
No. 1 Chaoyangmen Beidajie
Dongcheng District
Beijing 100010
People’s Republic of China
Telephone:	Bai Xiaoqing: tel: (86-10) 8409-6969
Li Tao: tel: (86-10) 8409-6741
Li Yang: tel: (86-10) 8409-6743
Facsimile:	(86-10) 6408-6710
Attention:	Bai Xiaoqing/Li Tao/Li Yang
(k)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party hereto shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

(l)	No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(m)	Non-Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Investor in Sections 2 and 3, or in any instrument delivered pursuant to this Agreement, shall survive the Closing until the expiration of the applicable statute of limitations, it being understood that no claim may be brought for a breach of representations or warranties following such time. Only the agreements and covenants set forth in Section 4(b), (c), (e), (f), (h), (i), (j) and (k) survive the Closing and this Section 9 shall survive the Closing.

(n)	Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
[Signature Page Follows]

     IN WITNESS WHEREOF, the Investor and the Company have caused its respective signature page to this Share Subscription Agreement to be duly executed as of the date first written above.

COMPANY: Semiconductor Manufacturing International Corporation
By:
	Name:	Jiang Shang Zhou
	Title:	Chairman of the Board

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

     IN WITNESS WHEREOF, the Investor and the Company have caused their respective signature page to this Share Subscription Agreement to be duly executed as of the date first written above.

INVESTOR: Country Hill Limited
By:
	Name:	Gao Xiqing
	Title:	Executive Director and President

SIGNATURE PAGE TO THE SUBSCRIPTION AGREEMENT

SCHEDULES

Schedule A	Rights attaching to the Convertible Preferred Shares
Schedule B	Form of Secretary’s Certificate
Schedule C	Form of the Warrant Agreement

SCHEDULE A
RIGHTS ATTACHING TO THE CONVERTIBLE PREFERRED SHARES

SCHEDULE B
SECRETARY’S CERTIFICATE
[insert date]
Pursuant to Section 1(b)(ii)(B)(5) of the Share Subscription Agreement (the “Agreement”), dated as of 18 April, 2011, between Semiconductor Manufacturing International Corporation, a Cayman Islands company (the “Company”), and Country Hill Limited, the undersigned certifies on behalf of the Company as follows:
     1. The undersigned is the Secretary of the Company.
     2. Attached as Exhibit A is a true and complete copy of the resolutions duly adopted by the board of directors of the Company authorising the transactions contemplated by the Agreement. The resolutions (i) were adopted in compliance with the memorandum and association and articles of association of the Company, (ii) have not been amended, modified or rescinded since their adoption and (iii) are in full force and effect as of the date hereof.
     3. Attached as Exhibit B is a true and complete copy of the memorandum and association and articles of association of the Company as in effect on the date hereof (the “Articles”). No steps have been taken by the board of directors or shareholders of the Company to authorise or effect any amendment or other modification to the Articles, other than as may be contemplated by the Agreement.
(signature page follows)

The undersigned signs this certificate in [his/her] capacity as Secretary of the Company as of the date first set forth above.

Semiconductor Manufacturing International
Corporation
a Cayman Islands company

By:

Name:
Title:	Secretary

SCHEDULE C
Form of the Warrant Agreement

18 April, 2011
Semiconductor Manufacturing International Corporation
and
Country Hill Limited

SHARE SUBSCRIPTION AGREEMENT
relating to
the subscription of convertible preferred
shares and warrants over convertible
preferred shares of Semiconductor
Manufacturing International Corporation

Slaughter and May
47th Floor, Jardine House
One Connaught Place
Central
Hong Kong
(BKPY/JHXC)
(HK110910052_49.doc)

Rights of the Convertible Preferred Shares
The rights and restrictions to be attached to the convertible preferred shares of par value US$0.0004 each of Semiconductor Manufacturing International Corporation (the “Company”) (the “Convertible Preferred Shares”) are set out below.
1.	Ranking and dividend entitlements

The Convertible Preferred Shares shall rank pari passu with the claims of holders of (i) any class of preferred share capital of the Company and (ii) any other obligations of the Company which rank pari passu with the Convertible Preferred Shares.

The Convertible Preferred Shares shall rank pari passu in respect of entitlement to dividends and other income distribution as ordinary shares of the Company (“Common Shares”) as if the Convertible Preferred Shares had been converted into Common Shares pursuant to the terms hereof for the relevant accounting period.

2.	Capital

2.1	On a liquidation, dissolution, winding up (whether voluntary or involuntary) or return or reduction of capital of the Company (but not on conversion of the Convertible Preferred Shares or any repurchases by the Company of any Convertible Preferred Shares or Common Shares) the assets of the Company available for distribution among the members shall be applied first in paying to the holders of the Convertible Preferred Shares and holders of other preference shares of the Company an amount in repayment of capital equal to the amount paid up or credited as paid up on such shares in priority to:
(A)	any payment to the holders of Common Shares; and

(B)	any other obligations ranking pari passu with the claims of the holders of Common Shares.
2.2	For the purpose of determining the value of any distribution pursuant to this paragraph 2, the value of any asset or property distributed shall be computed at fair market value at the time of the distribution as determined by the board of directors of the Company in the good faith exercise of its reasonable business judgment.

3.	Conversion

3.1	Conversion right

The holders of the Convertible Preferred Shares shall have the right exercisable, subject as provided in paragraph 3.3 below, at any time to convert (in whole or in part) their Convertible Preferred Shares into fully paid Common Shares at the Conversion Rate (as defined below). The holders of the Convertible Preferred Shares are not required to pay any amount for conversion of their Convertible Preferred Shares into Common Shares. The Common Shares issued upon conversion shall be credited as fully paid, shall rank pari passu in all respects with the other Common Shares in issue

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as at the date of the conversion, and shall be allotted and issued free from all liens, charges and encumbrances and together with all rights attaching thereto upon allotment and issue and at any time thereafter, including all rights to any dividend or other distribution declared, made or payable by reference to a record date falling on or after the date on which the Convertible Preferred Shares are converted into Common Shares in accordance with paragraph 3.3 below).
“Conversion Rate” means the number of Common Share(s) into which each Convertible Preferred Share is converted upon conversion, which initially is ten Common Share per Convertible Preferred Share (subject to adjustment(s) as provided in the other provisions of this paragraph 3).

3.2	Conversion

The Convertible Preferred Shares shall be mandatorily converted into Common Shares at the then applicable Conversion Rate on the day immediately following the expiry of twelve months commencing from the closing date of the Subscription Agreement (the “Mandatory Conversion Date”) as if the holder of the Convertible Preferred Shares has elected to convert its Convertible Preferred Shares into Common Shares on the Mandatory Conversion Date. The holder of Convertible Preferred Shares shall deliver to the Company certificate(s) evidencing its holding of Convertible Preferred Shares on the Mandatory Conversion Date.

For the avoidance of doubt, any holder of Convertible Preferred Share(s) may, at any time on or before the Mandatory Conversion Date, elect solely at its option to convert its Convertible Preferred Shares (in whole or in part) outstanding into Common Shares at the then applicable Conversion Rate.

3.3	Exercise
(A)	Any holder of the Convertible Preferred Shares which wishes to convert its Convertible Preferred Shares pursuant to paragraph 3.1 above shall deliver to the Company at its principal place of business in Hong Kong a written notice (the “Conversion Notice”) that it elects to convert such number of Convertible Preferred Shares as specified in the Conversion Notice (which shall be for a minimum amount of 70,000,000 Convertible Preferred Shares or, if less than 70,000,000 Convertible Preferred Shares are then held by the Investor, all of such Convertible Preferred Shares) together with the certificate(s) evidencing the Convertible Preferred Shares to be converted.

(B)	The Company shall, not later than 10 Business Days after the date of receipt of the Conversion Notice (or, as the case may be, the Mandatory Conversion Date):
(i)	either:
(a)	issue and deliver to the relevant holder of the Convertible Preferred Shares or its nominee(s) certificate(s) for the number

3
of Common Shares into which the Convertible Preferred Shares are converted in the name as shown on the certificate(s) evidencing the Convertible Preferred Shares so surrendered to the Company; or
(b)	at the request of the relevant holder of the Convertible Preferred Shares, cause to be credited into its or its nominee’s brokers’ account, details of which will be set out in the Conversion Notice, such number of Common Shares into which the Convertible Preferred Shares are converted; and
(ii)	enter such holder of Convertible Preferred Shares (or its nominee(s)) in its register of shareholders in respect of the relevant number of Common Shares arising from such conversion, and the Convertible Preferred Shares which have been converted into Common Shares shall be treated as cancelled.
“Business Day” in this document shall mean a day that is not a Saturday, Sunday or a public holiday in Hong Kong or the People’s Republic of China.

(C)	The Company shall be responsible for, and shall pay directly to the relevant authorities, all taxes (if any), costs and expenses payable on its part and for its own account arising from any conversion.
3.4	Fractional Shares

No fraction of a Common Share shall be issued upon the conversion of Convertible Preferred Shares. If the number of Common Shares as calculated by reference to the applicable Conversion Rate would carry a fractional number of a Common Share, it will be rounded downwards to the nearest whole number. For the avoidance of doubt, such rounding applies only to the calculation of the number of Common Shares issuable upon each conversion, after the applicable Conversion Rate is determined in accordance with the other provisions of this paragraph 3. Such fractional entitlement shall be deemed to have been waived by the holder of the Convertible Preferred Shares and any sum paid in respect of such subscription shall be retained by the Company for its own benefit.

3.5	Methods of Conversion

Conversion of the Convertible Preference Shares may be effected in such manner as the law may allow.

3.6	Adjustments

Without prejudice to paragraph 3.6(E) below, from the date of this Agreement, if any Convertible Preference Shares are issued and whilst any of them remains capable of being converted into Common Shares:

4
(A)	Capitalisation issues, consolidations, sub-divisions and re-classifications

Upon any allotment of fully paid Common Shares pursuant to a capitalisation of profits or reserves to any holders of Common Shares, any consolidation into a smaller number of issued Common Shares, any sub-division into a greater number of issued Common Shares or any re-classification or other corporate exercise whereby the Commons Shares become of a different nominal amount, the Conversion Rate shall be adjusted (rounded upwards to the nearest 0.0001) so that the number of Common Shares to be issued in respect of the Convertible Preferred Shares converted on any date on or following the record date for such allotment, consolidation, sub-division, re-classification or the relevant corporate exercise shall be the number which the converting holder of the Convertible Preferred Shares would have been entitled after such event had its Convertible Preferred Shares been converted immediately prior to the relevant record date. Each such adjustment shall become effective, in the case of a capitalisation issue, from the commencement of the day next following the date of such capitalisation issue, and in any other case, from the day immediately after the date on which the relevant corporate exercise becomes effective.

(B)	Capital distributions

Upon any capital distribution by the Company to holders of Common Shares, whether on a reduction or redemption of capital or otherwise, or any grant by the Company to holders of Common Shares any right to acquire cash asset(s) of the Company or of any of its subsidiaries, in each case only if (i) the distribution or right is not made or granted to the holder of the Convertible Preferred Shares and (ii) paragraph 3.6(C) and paragraph 3.6(D) does not apply , the Conversion Rate in force immediately before such capital distribution or grant shall be adjusted (rounded upwards to the nearest 0.0001) by multiplying it by the following ratio/fraction:

X

X – Y

where:
X =	the Prevailing Market Price (as defined below) applicable to the date on which the capital distribution or the grant of right, as the case may be, is publicly announced or (where no such announcement is required to be made under the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “Hong Kong Listing Rules”)) the date next preceding the record date of the capital distribution or the grant, as the case may be; and

Y =	the fair market value on the day of the announcement or (where no such announcement is required to be made under the Hong Kong

5
Listing Rules) the date next preceding the date of the capital distribution or the grant, as the case may be, as determined in good faith by the auditors of the Company, of the portion of such capital distribution or such right to the grant, as the case may be, which is attributable to one Common Share, provided that:
(i)	if 75% of the holders of the Convertible Preferred Shares disagrees with the calculation by the Company of Y above, such holders shall have the right to appoint an independent financial adviser acting as an expert (and not as an arbitrator), at the cost of the holders of the Convertible Preferred Shares, for the purpose of calculating Y above; and

(ii)	the provisions of this sub-paragraph shall not apply in relation to any issue of Common Shares paid out of profits or reserves and issued in lieu of a cash dividend, nor to any purchase by the Company of its own Common Shares in accordance with applicable laws, regulations and rules; and
“Capital distribution” includes, without prejudice to the generality of that expression, distributions in cash or specie. Any dividend charged or provided for in the accounts for any financial period, whenever paid and however described, is considered a capital distribution;

“Prevailing Market Price” means in respect of the Common Shares on a particular date, the average closing price for a Common Share as shown on the Daily Quotations List of The Stock Exchange of Hong Kong for the five consecutive Trading Days immediately before (and excluding) that date;

“Trading Day” means a day on which Common Shares are traded on The Stock Exchange of Hong Kong Limited,

with each such adjustment becoming effective from the commencement of the day next following the date of the capital distribution or the grant, as the case may be.

(C)	Issues of shares or other securities

Upon any issue by the Company of any Common Share, or any issue of any securities, which by their terms are convertible into or exchangeable for, or carry right(s) of subscription for, any Common Share, the Conversion Rate in force immediately before such issue shall be adjusted (rounded upwards to the nearest 0.0001) by multiplying it by the following ratio/fraction:

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     Reference Price per Common Share
     Adjusted Price per Common Share
where:

“Reference Price per Common Share” is
(i)	HK$0.5390, representing a discount of 10% to the arithmetic average of the daily volume weighted average price for a Common Share as shown on the VAP page of Bloomberg for the 5 consecutive Trading Days immediately before (and excluding) 18 April 2011, rounded downwards to the nearest HK$0.0001 (the “Initial Reference Price”); or

(ii)	If the Conversion Rate had been adjusted in accordance with this paragraph 3.6 prior to the issue of securities giving rise to the adjustment hereunder, the latest conversion price arrived at by dividing the Initial Reference Price by the prevailing Conversion Rate immediately before the issue of securities giving rise to the adjustment hereunder; and
“Adjusted Price per Common Share” is the amount which is the lowest of:
(i)	the Reference Price per Common Share;

(ii)	the amount which represents:
(a)	in respect of any rights issue of Common Shares by the Company, 90% of the relevant theoretical ex-rights price for a Common Share under that rights issue;

(b)	in respect of any issue of securities which by their terms are convertible into or exchangeable for, or carry right(s) of subscription for, Common Share(s):
(1)	in the case of options, warrants or similar instruments, the aggregate of the subscription price or premium for such instrument and the initial exercise price at which the holder of such instrument may subscribe for Common Shares;

(2)	in the case of convertible bonds or convertible shares or similar instruments, the initial conversion price at which such instrument may be converted into Common Shares; or

7
(3)	in any other case, the aggregate price paid and initially payable by the subscriber of such securities in order to receive Common Shares;
(c)	in respect of any other issue of Common Shares by the Company, the relevant issue price for a Common Share under that issue; and
(iii)	the amount which represents a discount of 10% to the arithmetic average of the daily volume weighted average price for a Common Share as shown on the VAP page of Bloomberg for the:
(a)	ten consecutive Trading Days immediately after the date on which the relevant issue is announced;

(b)	in the case of a rights issue, ten consecutive Trading Days immediately after the ex-rights date; or

(c)	if the reference price to determine the issue price is based on share prices for a period after the relevant issue is announced, all the Trading Days during that period, with each such adjustment becoming effective from commencement of the day immediately following the date of such issuance.

For the avoidance of doubt, no adjustment to the Conversion Rate shall be made if the securities issued are not Common Shares and not convertible into Common Shares.

(D)	New class of shares carrying voting rights

Upon the issue of any new class of shares which is not Common Shares and is not convertible into Common Shares, but which carries any right to vote in general meetings of shareholders of the Company (“Extraordinary Shares”), or any issue of any securities, which by their terms are convertible into or exchangeable for, or carry right(s) of subscription for, any Extraordinary Share, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in force immediately before the issue by the following fraction:

Y + Z

Y

where:
Y =	the aggregate number of voting rights in the Company immediately prior to the relevant issuance of Extraordinary Shares

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Z =	the aggregate number of voting rights attaching to the relevant issuance on a fully diluted and as converted basis
Each such adjustment shall become effective from commencement of the day immediately following the date of the issuance of the Extraordinary Shares.
(E)	If any of the events referred to in sub-paragraphs (A) to (D) above is agreed to be made or is announced, or otherwise takes place, during the period from (and including) the Business Day immediately before the date of this Agreement to the Closing Date, the provisions of those sub-paragraphs (A) to (D) above shall apply mutandis mutatis, and the Conversion Rate shall accordingly be adjusted such that the adjustment will take effect from: (i) the effective date as provided for under such relevant sub-paragraph (A), (B) (C) or (D) above; or (ii) the Closing Date, whichever is later. Similarly, if any of the events referred to in sub-paragraphs (A) to (D) above is agreed to be made or is announced, albeit not completed, by the Mandatory Conversion Date, which subsequently completes or becomes effective following the Mandatory Conversion Date, the provisions of those sub-paragraphs (A) to (D) above shall likewise apply mutatis mutandis, and the Conversion Rate shall accordingly be adjusted after the Mandatory Conversion Date on the day following the completion of the above event or its becoming effective, such that the adjustment will take effect from the day immediately before the Mandatory Conversion Date as if such relevant event were completed on such date (pursuant to which the Company shall issue to the holder of the Convertible Preferred Shares such additional Common Shares arising as a result of the said adjustment within 10 Business Days after such adjustment), provided that this adjustment shall not apply to the case where, after such conversion, the holder of the Convertible Preferred Shares converted is able to participate or benefit from the event as a holder of Common Shares.

(F)	The provisions of this paragraph 3.6 shall not apply to:
(i)	an issue of fully paid Common Shares upon the exercise of any subscription or conversion rights attached to securities carrying rights to subscribe for or convertible into Common Shares that exist before the date of this Agreement (including but not limited to the warrants issued to Taiwan Semiconductor Manufacturing Corporation); and

(ii)	an issue of fully paid Common Shares or other securities convertible into Common Shares to the directors or employees of the Company or other eligible persons pursuant to an employee share option scheme or share incentivisation scheme adopted by the Company in accordance and in compliance with the Hong Kong Listing Rules.
(G)	Despite any other provisions of this paragraph 3, no adjustment to the Conversion Rate shall be made which has the effect or result of: (i) reducing the initial Conversion Rate upon the issue of the Convertible Preference Shares, except upon any consolidation of Common Shares or any corporate exercise

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with the effect of increasing the nominal value of the Common Shares as mentioned under sub-paragraph (A) above; or (ii) any Common Share, upon conversion, falling to be issued at a price below the nominal value of the Common Share.
(H)	The Company shall immediately upon determination of any adjustment hereunder give notice to the holders of the Convertible Preferred Shares that the Conversion Rate has been adjusted (setting forth the Conversion Rate immediately before the adjustment, the adjusted Conversion Rate and the event giving rise to the adjustment).

(I)	Every adjustment to the Conversion Rate shall be certified in writing by any officer of the Company.
4.	Voting

The Convertible Preferred Shares shall entitle the holders thereof to receive notice of, attend and vote at any meeting of members of the Company. Each Convertible Preferred Share shall confer on its holder such number of voting rights as if the Convertible Preferred Share had been converted into Common Shares.

5.	Consent of Convertible Preferred Shareholders

Except with the consent or sanction of at least 75 percent of the vote of the holders of the Convertible Preferred Shares given at a separate class meeting no resolution may be made by the Company to amend the rights of the Convertible Preferred Shares contained herein.

6.	Payments
(A)	Payment by the Company to any holder of Convertible Preferred Share(s) of all amounts in respect of the Convertible Preferred Shares under paragraph 1 or paragraph 2 hereof shall be made on the due dates into such bank account as the holder of the relevant Convertible Preferred Shares may notify the Company by at least 7 Business Days’ prior written notice from time to time. All payments made by the Company in respect of the Convertible Preferred Shares shall be made in Hong Kong dollars in immediately available funds.

(B)	If the due date for payment of any amount in respect of the Convertible Preferred Shares is not a Business Day, such amount shall be paid on the following Business Day.
7.	Documents

The Company shall send to the holders of the Convertible Preferred Shares a copy of every document sent to the holders of its Common Shares at the same time as it is sent to the holder of the Common Shares.

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8.	Transfer

The Convertible Preferred Shares shall be freely transferrable save as provided for under the terms of the subscription agreement between Country Hill Limited and the Company dated 18 April, 2011.

9.	Redemption

The Convertible Preferred Shares are non-redeemable at the call of the Company or at the option of the holder.

10.	Protection of the Convertible Preferred Shareholders

10.1	The Company agrees with and undertakes to each holder of Convertible Preferred Share(s) that, so long as any Convertible Preferred Share is outstanding:
(A)	the Company shall ensure that all Common Shares issued upon any conversion will be duly and validly allotted and issued, fully paid or credited as fully paid, and free from all liens, charges and encumbrances;

(B)	the Company shall not in any way vary the rights attached to any class or series of shares, or attach any restriction to any class or series of shares, to the extent that such variation would have the effect of varying the rights attaching to the Convertible Preferred Shares, unless with prior written approval of 75% of the holders of Convertible Preferred Shares;

(C)	the Company shall procure that at no time shall there be in issue shares of different nominal values;

(D)	the Company shall not without prior written approval of 75% of the holders of Convertible Preferred Shares take any step to or so as to liquidate, dissolve or wind up the Company or any of its subsidiaries unless such liquidation, dissolution or winding up would not have a Material Adverse Effect.
10.2	The Company shall not make any reduction or redemption of capital, share premium account or capital redemption reserve involving repayment of money to its shareholders or reduce any uncalled liability in respect of any issued share unless in any such case: (i) it gives rise, or would but for the provisions of paragraph 3.6 give rise, to an adjustment of the Conversion Rate in accordance with that paragraph 3.6; (ii) the holder of the Convertible Preferred Shares is entitled to receive any benefit of such repayment or reduction of liability; or (iii) with prior written approval of 75% of the holders of Convertible Preferred Shares.

10.3	The Company shall not enter into any agreement, instrument or other document whatsoever binding on it which may result in any breach of the memorandum and articles of association of the Company.

WARRANT AGREEMENT
     This WARRANT AGREEMENT, dated as of      , 2011 (the “Agreement”), is made by and between Country Hill Limited, an exempted company incorporated in the Cayman Islands with Limited Liability with its registered address at Walkers Corporate Services Limited, Walkers House, 87 Mary Street, George Town, Grand Cayman KY1-9005, Cayman Islands (the “Initial Holder”), and Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands having a place of business located at No. 18 Zhang Jiang Road, Pudong New Area, Shanghai 201203, People’s Republic of China (the “Company”).
W I T N E S S E T H
     WHEREAS, the Holder and the Company entered into a subscription agreement, dated 18 April 2011 (the “Subscription Agreement”); and
     WHEREAS, pursuant to the Subscription Agreement, the Company proposes to issue 72,117,810 warrants (each a “Warrant” and collectively, the “Warrants”) to subscribe for 72,117,810 validly issued and fully paid Convertible Preferred Shares (as defined in the Subscription Agreement, with the Convertible Preferred Shares deliverable upon exercise of the Warrants being referred to herein as the “Warrant Preferred Shares”).
     NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, the Company and the Holder hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1 Definitions.
     (a) Capitalised terms used herein and not otherwise defined shall have the meanings set forth in the Subscription Agreement.
     (b) The following terms shall have the meanings set forth below.
     “Affiliate” means “affiliate” within the meaning of Rule 144(a)(1) under the Securities Act.
     “Agreement” shall mean this Warrant Agreement, together with all annexes attached hereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof.
     “Applicable Law” means any statute, rule, regulation, law or ordinance, or any judgment, decree or order.

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     “Assignment Form” means the assignment form attached as Annex B to a Warrant.
     “Board” means the board of directors of the Company.
     “Business Day” means any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the Beijing, State of New York or Hong Kong.
     “Closing Date” has the meaning given to such term in Section 4.2(a).
     “Delivery Date” has the meaning given to such term in Section 4.2(a).
     “Exercise Form” means the exercise form attached as Annex A to a Warrant.
     “Exercise Price” means HK$5.3900 per Warrant Preferred Share.
     “Expiration Time” means 11:59 p.m., Hong Kong Time, on the date falling 12 months after the date of the issuance of the Warrants. If such day is not a Business Day, the Expiration Time shall be extended until 11:59 p.m., Hong Kong Time on the next Business Day.
     “Holder” means with respect to any Warrant, the holder of such Warrant as set forth in the Warrant Register, which as of the date hereof is the Holder.
     “Initial Holder” has the meaning set forth in the preamble.
     “Person” means an individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organisation, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
     “Responsible Officer” means the Chief Executive Officer, the President, the Chief Financial Officer or any executive officer of such Person.
     “Securities Act” means the Securities Act of 1933, as amended, of the United States, or any similar United States federal statute, and the rules and regulations of the United States Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.
     “Subscription Agreement” has the meaning given to such term in the preamble.
     “Transfer” means any sale, transfer, assignment, or other disposition of any interest in, with or without consideration, any security, including any disposition of any security or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.
     “Warrant” has the meaning set forth in the preamble.

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     “Warrant Register” has the meaning given to such term in Section 3.1(b).
     “Warrant Preferred Shares” means the Convertible Preferred Shares deliverable upon the exercise of the Warrants.
1.2 Rules of Construction.
     The definitions in Section 1.1 shall apply equally to the singular and plural forms of the terms defined. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the annexes hereto, as the same may from time to time be amended, restated, supplemented or otherwise modified, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Any reference to any term contained in any other agreement or other document shall be deemed to be a reference to such term in the applicable agreement or document as in effect as of the date hereof. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. “HK$” shall mean Hong Kong dollars and “US$” shall mean United States dollars.
ARTICLE II
ISSUANCE OF WARRANTS
2.1 Issuance of Warrants to Holder; Warrant Agreement.
     The Company shall issue and deliver Warrants, dated as of the date hereof, to the Holder in accordance with this Agreement and the Subscription Agreement on the closing date under the Subscription Agreement. The provisions of this Agreement shall apply to all Warrants (and, to the extent applicable, Warrant Preferred Shares), and each Holder that is not a party to this Agreement, by its acceptance of a Warrant or a Warrant Preferred Share, agrees to be bound by the applicable provisions hereof.
2.2 Compliance with Warrants Terms.
     The parties shall comply with, in all respects, the provisions of the Warrant and the terms and conditions contained in the Warrant Agreement and the Subscription Agreement which shall be binding upon the Company and the Holder. Without prejudice to the generality of the foregoing, the Company shall upon exercise (in whole or in part) of the Warrants from

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time to time on or before the Expiration Time allot and issue the Warrant Preferred Shares in accordance with the terms and conditions of this Agreement and the Subscription Agreement.
ARTICLE III
CERTAIN ADMINISTRATIVE PROVISIONS
3.1 Form of Warrant; Register.
     (a) Each Warrant issued hereunder shall be in the form of Exhibit A attached hereto (each, a “Warrant”) and shall be executed on behalf of the Company by a Responsible Officer of the Company. Each Warrant shall bear the legend(s) appearing on the first page of such form, except that the Company shall promptly remove any such legend from a Warrant from and after such time as all the restrictions to which such legend relates no longer apply.
     (b) Each Warrant issued or transferred hereunder shall be registered in a warrant register (the “Warrant Register”) maintained at the principal office of the Company (or any other location as the Company considers appropriate), in which register the Company shall record the name and address of the Person in whose name this Warrant has been issued, as well as the name and address of each successor and prior owner of such Warrant. The Warrant Register shall set forth (i) the number of each Warrant, (ii) the name and address of the Holder thereof, (iii) the original number of Warrant Preferred Shares which may be subscribed upon the exercise thereof, (iv) the number of Warrant Preferred Shares which may be subscribed upon the exercise thereof, and (v) the Exercise Price for each Warrant Preferred Share. The Warrant Register will be maintained by the Company and will be available for inspection by any Holder at the principal office of the Company or such other location as the Company may designate to the Holders in the manner set forth in Section 7.1. The Company shall be entitled to treat the Holder of any Warrant as the owner in fact thereof for all purposes and shall not be bound to recognise any equitable or other claim to or interest in such Warrant on the part of any other Person.
3.2 Transfer of Warrants.
     (a) Save for any transfer to any Permitted Transferee (as defined in the Subscription Agreement), the Warrants are not transferable without the prior written approval of the Company which shall have sole and absolute discretion thereon. In the case of the Permitted Transferee, the Warrant may be transferred, in whole or in part, by the Holder by delivering to the Company such Warrants accompanied by a properly completed, duly executed, Assignment Form. As promptly as practicable but in any event within 10 Business Days of receipt of such Assignment Form, the Company shall, without charge, issue, register and deliver to the new holder (and the Holder, where applicable) new Warrant(s) of like kind and tenor representing in the aggregate the right to subscribe for the same number of Warrant Preferred Shares that could be subscribed for pursuant to the Warrants being transferred.
     (b) At the request of the Company, the Permitted Transferee to whom a Warrant is transferred in accordance with this Article III shall execute and deliver to the Company the

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Assignment Form pursuant to which such Person agrees to become a party to, and to be bound by the terms of and entitled to the benefits under this Agreement and the Subscription Agreement.
3.3 Loss, theft, destruction or mutilation of any Warrant
     Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder being satisfactory) of the ownership and the loss, theft, destruction or mutilation of any Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such Warrant, the Company shall, without charge, issue, register and deliver in lieu of such Warrant a new Warrant of like kind representing the same rights represented by, and dated the date of, such lost, stolen, destroyed or mutilated Warrant. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by any Person.
ARTICLE IV
EXERCISE OF WARRANT
4.1 Exercise of Warrants; Expiration.
     (a) On any Business Day on or prior to the Expiration Time, a Holder may exercise a Warrant, in whole or in part, by delivering to the Company such Warrant accompanied by a properly completed Exercise Form in the form set forth in Annex A to this Agreement. Any partial exercise of a Warrant shall be for a whole number of Warrant Preferred Shares only.
     (b) On the Closing Date (as defined in Paragraph 4.2 below), the Holder thereof shall deliver to the Company the consideration therefore (being an aggregate amount equal to the product of (x) the Exercise Price and (y) the number of Warrant Preferred Shares being subscribed for) by wire transfer of immediately available funds to a bank account designated by the Company or a certified check payable to the Company on the relevant Closing Date;
     (c) A Warrant shall terminate and become void as of the earlier of (x) the Expiration Time and (y) the date such Warrant is exercised in full.
4.2 Issuance of Warrant Preferred Shares.
     (a) Issuance of Warrant Preferred Shares. As promptly as practicable but on a closing date to be agreed between the Company and the relevant Holder of the Warrant (the “Closing Date”) which shall in any event be within 10 Business Days following the first date on which each of the following items has been delivered to the Company (the “Delivery Date”): (i) an Exercise Form in accordance with Section 4.1, and (ii) the related Warrant, the Company shall on the Closing Date, without charge, upon compliance with the applicable provisions of this Agreement, against the receipt for value of the required payment of the aggregate Exercise Price for the relevant Warrant Preferred Shares to be determined in accordance with Section 4.1(b), issue to such Holder one or more stock certificates or other appropriate evidence of ownership of the aggregate number of Warrant Preferred Shares to which the Holder of such Warrant is entitled,

5

in such denominations, and registered or otherwise placed in such name as may be directed in writing by such Holder.
     (b) Partial Exercise. If a Holder shall exercise a Warrant for less than all of the Warrant Preferred Shares that could be subscribed for thereunder, the Company shall issue, register and deliver to the Holder, as promptly as practicable but in any event within 10 Business Days following the Delivery Date, a new Warrant evidencing the right to subscribe for the remaining Warrant Preferred Shares represented by such Warrants. Each partial exercise shall be for a minimum subscription of 15,000,000 Warrant Preferred Shares, or, if less than 15,000,000 Warrant Preferred Shares are issuable under the Warrants then held by the Holder, for all of such number of Warrant Preferred Shares issuable under the Warrants then held by the Holder. Each Warrant not exercised on or prior to the Expiration Time pursuant to Section 4.1 shall be cancelled.
     (c) Fractional Shares. The Company shall not be required to issue fractional Warrant Preferred Shares. If any fraction of a Warrant Preferred Share would be issuable on the exercise of any Warrant, such fractional number shall be rounded down to the nearest whole number and such fractional entitlement shall be deemed to have been waived by the Holder.
ARTICLE V
ADJUSTMENT AND RIGHTS OF WARRANT PREFERRED SHARES
5.1 No Adjustment.
     No adjustment shall be made to the Exercise Price nor the number of Warrant Preferred Shares issuable upon exercise of each Warrant.
5.2 Rights attaching to the Warrant Preferred Shares.
     The Company agrees and acknowledges that each Warrant Preferred Share, upon issue, shall rank pari passu in all respects with, and shall carry the same rights as, the Convertible Preferred Shares; and upon signing the Assignment Form each holder of any Warrant Preferred Share shall have the same rights as a holder of any Convertible Preferred Share under the Subscription Agreement as if it was a party to that Subscription Agreement. For the avoidance of doubt, each Warrant Preferred Share, upon issue, shall bear the then applicable Conversion Rate (as defined in, and determined in accordance with, the provisions of Schedule A to the Subscription Agreement) attached, or as would have been attached, to the Convertible Preferred Shares issued initially under the Subscription Agreement, regardless of whether any (and on the assumption that not all) of such Convertible Preferred Shares have by then been converted into Common Shares.

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ARTICLE VI
COVENANTS OF THE COMPANY
6.1 Pre-emptive Rights.
     No Warrant shall entitle the holder thereof to any pre-emptive rights or any other rights as a shareholder of the Company.
6.2 Fees, charges and stamp duties.
     The Company will pay (if applicable) all Cayman Islands and Hong Kong stamp duties, registration fees or similar charges in respect of the execution of this Agreement, the creation and issue of the Warrants, the exercise of the Warrants and the issue of Warrant Preferred Shares upon exercise of the Warrants. For the avoidance of doubt, nothing herein requires the Company to pay or be responsible for paying any income tax or capital gains tax (if applicable) that may arise for the account of the Holder.
ARTICLE VII
MISCELLANEOUS
7.1 Notices.
     All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, telecopier or overnight air courier guaranteeing next day delivery:
          (i) if to the Company, to:
Semiconductor Manufacturing International Corporation

Address:	18, Zhangjiang Road
Pudong New Area, Shanghai
People’s Republic of China
Telephone:	(86-21) 3861 0000
Facsimile:	(86-21) 5080 4000
Attention:	Barry Quan/Chief Administration Officer

with a copy to:

Semiconductor Manufacturing International Corporation
Address:	Suite 3003, 30th Floor
No. 9 Queen’s Road Central
Hong Kong
Telephone:	(852) 2537-8588
Facsimile:	(852) 2537-8206
Attention:	Anne Chen/Blondie Poon

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          (ii) if to the Holder, to

Country Hill Limited
Address:	Room 2501, New Poly Plaza
No. 1 Chaoyangmen Beidajie
Dongcheng District
Beijing 100010
People’s Republic of China
Telephone:	Bai Xiaoqing at (86-10) 8409-6969
Li Tao at (86-10) 8409-6741
Li Yang at (86-10) 8409-6743
Facsimile:	(86-10) 6408-6710
Attention:	Bai Xiaoqing/Li Tao/Li Yang
     Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The parties may change the addresses to which notices are to be given by giving five days’ prior notice of such change in accordance herewith.
7.2 No Voting Rights; Limitation of Liability.
     No Warrant shall entitle the holder thereof to any voting rights or any other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Holder to subscribe for the Warrant Preferred Shares, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder for the Exercise Price of Warrant Preferred Shares acquirable by exercise hereof or as an equity holder of the Company.
7.3 Amendments and Waivers.
     (a) Written Document. Any provision of this Agreement may be amended or waived, but only pursuant to a written agreement signed by the Company and all Holders.
     (b) No Waiver. No failure on the part of any party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Warrants shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Warrant preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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7.4 Counterparts.
     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
7.5 Governing Law; Jurisdiction and Venue.
     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other party. The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the UNCITRAL Arbitration Rules (“UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this Section 7.5. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Neither party shall be required to give general discovery of documents, but may be required to produce specific, identified documents that are relevant to the dispute. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief in aid of arbitration, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
7.6 Legality.
     If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect, the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby.
7.7 Benefits of this Agreement.
     Nothing in this Agreement shall be construed to give to any Person other than the Company and each Holder of a Warrant or a Warrant Preferred Share any legal or equitable right, remedy or claim hereunder.

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7.8 Headings.
     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
7.9 Operative Date.
     This Agreement shall become operative on the date hereof.
[Remainder of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, each party hereto has caused this Warrant Agreement to be duly executed and delivered by its authorized signatory, all as of the date and year first above written.

SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION
By:
	Name:	Jiang Shang Zhou
	Title:	Chairman of the Board

COUNTRY HILL LIMITED
By:
	Name:	Gao Xiqing
	Title:	Executive Director and President

[Signature Page to Warrant Agreement]

Exhibit A to the Warrant Agreement
     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.
     ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SHARE SUBSCRIPTION AGREEMENT, DATED AS OF 18 APRIL 2011, AND THE WARRANT AGREEMENT, DATED AS OF [_____________ __, 20__], BETWEEN THE ISSUER HEREOF AND COUNTRY HILL LIMITED, ANOTHER SIGNATORY THERETO. UPON THE FULFILLMENT OF CERTAIN CONDITIONS, THE ISSUER HEREOF HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR THE SECURITIES REPRESENTED HEREBY REGISTERED IN THE NAME OF THE HOLDER HEREOF. COPIES OF SUCH AGREEMENTS MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF.
Semiconductor Manufacturing International Corporation

No. W — 1 — [ ]	[_________, __, 20__]
Convertible Preferred Share Subscription Warrant
     THIS CERTIFIES that, for value received, Country Hill Limited, an exempted company incorporated in the Cayman Islands with limited liability (the “Holder”), or its assigns, is entitled to subscribe from Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company” or “Issuer”), 72,117,810 convertible preferred shares, US$.0004 par value (the “Convertible Preferred Shares”), of the Company (the “Warrant Preferred Shares”), at the price (the “Exercise Price”) of HK$5.3900 per share, at any time or from time to time during the period commencing on the date hereof and ending at the Expiration Time (as defined in the Warrant Agreement).
     The Holder may exercise all or any part of such rights at any time or from time to time prior to the Expiration Time.
     This Warrant has been issued pursuant to the Warrant Agreement dated as of [_________ __, 20__] (as amended, restated, supplemented or otherwise modified from time to time, the “Warrant Agreement”) between the Company and the Initial Holder named therein, and is subject to the terms and conditions, and the Holder is entitled to the benefits, thereof. A copy of the Warrant Agreement is on file and may be inspected at the principal executive office of the

Company. The Holder of this certificate, by acceptance of this certificate, agrees to be bound by the provisions of the Warrant Agreement. Capitalised terms used but not defined herein shall have the respective meanings given to such terms in the Warrant Agreement.
     SECTION 1. Exercise of Warrant. On any day on or prior to the Expiration Time, the Holder may exercise this Warrant, in whole or in part, in the manner set forth in Article IV of the Warrant Agreement.
     SECTION 2. Transfer. Save as pursuant to Article III of the Warrant Agreement, this Warrants is not transferable without the prior written approval of the issuer hereof which shall have sole and absolute discretion thereon.
     SECTION 3. Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will issue a new Warrant of like denomination and tenor upon compliance with the provisions set forth in the Warrant Agreement.
     SECTION 4. Successors. All of the provisions of this Warrant by or for the benefit of the Company or the Holder shall bind and inure to the benefit of their respective successors and permitted assigns.
     SECTION 5. Headings. Section headings in this Warrant have been inserted for convenience of reference only and shall not affect the construction of, or be taken into consideration in interpreting, this Warrant.
     SECTION 6. Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be submitted to arbitration upon the request of any party with notice to the other party. The arbitration shall be conducted in Hong Kong under the auspices of the HKIAC in accordance with the UNCITRAL Rules in effect, which rules are deemed to be incorporated by reference into this section. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration. The Chairman of the HKIAC shall select the third arbitrator, who shall be qualified to practice law in Hong Kong. If either party to the arbitration does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the HKIAC. The arbitration proceedings shall be conducted in English. Neither party shall be required to give general discovery of documents, but may be required to produce specific, identified documents that are relevant to the dispute. Each party irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration in Hong Kong and the HKIAC, and hereby submits to the exclusive jurisdiction of HKIAC in any such arbitration. The award of the arbitration tribunal shall be conclusive and binding upon the disputing parties, and any party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. Any party to the dispute shall be entitled to seek preliminary injunctive relief in aid of arbitration, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.
     IN WITNESS WHEREOF, the undersigned has caused this Warrant to be executed by its duly authorized officers and this Warrant to be dated as of the date first set forth above.

SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION
By:
	Name:	Jiang Shang Zhou
	Title:	Chairman of the Board

Annex A to the Warrant
EXERCISE FORM
[To be signed upon exercise of a Warrant]
TO SEMICONDUCTOR MANUFACTURING INTERNATIONAL CORPORATION:
     The undersigned, being the Holder of the attached Warrants, hereby elects to exercise the subscription right represented by such/such portion of the Warrants for, and to subscribe for thereunder, _________ Convertible Preferred Shares of Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and requests that the certificates or other evidence of ownership for such shares and a new Warrant certificate for the remaining unexercised Warrants be issued in the name of, and be delivered to, _______________________, whose address is ________________________ ___________________________.

Dated:

Name:
Title:

Annex B to the Warrant
ASSIGNMENT FORM
[To be signed only upon transfer of a Warrant]
     For value received, the undersigned hereby sells, assigns and transfers unto ______________________, a Permitted Transferee (as defined in the Warrant Agreement) of the holder of the Warrants represented by the above certificate, all/part of the rights represented by the above Warrants to subscribe for _________ Convertible Preferred Shares of Semiconductor Manufacturing International Corporation, an exempted company incorporated under the laws of the Cayman Islands (the “Company”), to which such Warrants relate.

Dated:

By:

Holder of the Warrants
Name:
Title:
     By executing and delivering this Assignment Form to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Warrant Agreement dated as of [________ __, 20__] (as amended, restated, supplemented or otherwise modified from time to time, the “Warrant Agreement”), between the Company and the Initial Holder, in the same manner as if the undersigned were an original signatory to the Warrant Agreement and the Subscription Agreement (as defined in the Warrant Agreement), and to become a “Holder” (as defined in the Warrant Agreement).

Dated:

Signature of transferee

Print Name of transferee

Address

Facsimile

Telephone

D-